Exhibit 10.10(d)(1)

EXECUTION COPY

U.S. SECURITY AGREEMENT

U.S. SECURITY AGREEMENT dated as of February 8, 2007 (as amended, supplemented or otherwise modified, this “Agreement”), among CLOSER MERGER SUB INC. (to be merged with and into WIRE ROPE CORPORATION OF AMERICA, INC.), a Delaware corporation (the “Borrower”), WRCA U.S. HOLDINGS INC., a Delaware corporation (“U.S. Holdings”), each Subsidiary Loan Party (as defined in the Credit Agreement referred to below) of the Borrower from time to time party hereto (each such Subsidiary Loan Party individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, U.S. Holdings and the Borrower are referred to collectively herein as the “Grantors”) and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency (“CIBC”), as collateral agent (together with its successors, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to (a) the Credit Agreement dated as of February 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WRCA (Cyprus) Holdings Limited, as the Parent, the lenders from time to time party thereto (the “Lenders”), CIBC, as administrative agent for the Lenders (together with its successors, in such capacity, the “Administrative Agent”), CIBC World Markets Corp. and Jefferies Finance LLC, as joint lead arrangers and joint book managers and Jefferies Finance LLC, as syndication agent, and (b) the Guarantee Agreement dated as of February 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Loan Parties party thereto and the Collateral Agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Loan Parties have agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by each Grantor of an agreement in the form hereof to secure the due and punctual payment as and when due of all Obligations (as defined in the Credit Agreement).

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. All terms defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

Section 1.02 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Collateral” shall mean all (a) Accounts Receivable, (b) Chattel Paper, (c) Commercial Tort Claims set forth on Schedule VI (as such schedule may be amended or supplemented from time to time), (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including, without limitation, Intellectual Property), (i) Instruments, (j) Inventory, (k) Investment Property, (l) Letter-of-Credit Rights, (m) Insurance, (n) except to the extent expressly excluded herein, all other personal property not otherwise described above, (o) cash, (p) all books and records pertaining to the foregoing and (q) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral, security and guarantees given by any person with respect to any of the foregoing, in each case whether now existing or owned or hereafter arising or acquired; provided, however, that notwithstanding the foregoing or any other provisions of this Agreement or any other Loan Document, the term Collateral shall not include (and this Agreement shall not constitute a grant of a securities interest in), (i) more than 65% of the outstanding capital stock of any CFC (provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a CFC without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each CFC), (ii) to the extent that applicable law requires that a Subsidiary of any Grantor issue directors’ qualifying shares, such qualifying shares, (iii) any rights or property (A) to the extent that any valid and enforceable law or statute or rule, regulation, order or directive of a governmental authority or agency applicable to such rights or property prohibits, restricts or requires the consent of a third party for, or would result in the termination, abandonment, invalidation or unenforceability of such rights or property as a result of the creation of a securities interest therein, except, in any event, to the extent provided by Sections 9-406, 9-407, 9-408 and 9-409 of the UCC (solely to the extent the UCC is controlling) or other applicable law or (B) to the extent that the creation of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination, abandonment, invalidation or unenforceability of or requires any required consent not obtained under, any valid and enforceable provision of the contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar agreement, except, in any event, to the extent provided by Sections 9-406, 9-407, 9-408 and 9-409 of the UCC (solely to the extent the UCC is controlling) or other applicable law (provided however that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default, consent requirement, termination, abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Collateral that does not result in any of the consequences specified in this clause (iii)), (iv) any intent-to-use trademark application arising under U.S. law to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under law, (v) any Equipment which is covered by a certificate of title under a statute of any jurisdiction pursuant to which indication of a security interest on such certificate is required as a condition of perfection and (vi) any Collateral under and as defined in (or expressly excluded under) the U.S. Pledge Agreement.

“Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

“Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

“Commodity Customer” shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

“Commodity Intermediary” shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

“Copyright License” shall mean any written agreement, granting any right to any third party under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any third party.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and renewals of the foregoing, including those registrations and pending applications in the United States Copyright Office listed on Schedule II.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such person is the Entitlement Holder.

“Equipment” shall mean “equipment” (as defined in the UCC) of any Grantor, including but not limited to, all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person that is, or is of a type, dealt with in or traded on financial markets, or that is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“General Intangibles” shall mean all “General Intangibles” (as defined in the UCC) of any Grantor, including but not limited to, all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Secured Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable, including all goodwill, going concern value.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean all intellectual property owned by any Grantor of every kind and nature including inventions, designs, Patents, Copyrights, Licenses for Intellectual Property, Trademarks, Internet domain names (including those listed on Schedule VII), trade secrets, proprietary technical and business information, know-how, show-how, software and databases and all embodiments or fixations thereof and related documentation, and registrations and all additions, and improvements to, and books and records describing any of the foregoing, and all rights to sue for damages and injunctive relief for past, present or future infringement, dilution, misappropriation, violation, misuse or breach with respect to of any of the foregoing.

“Inventory” shall mean “inventory” (as defined in the UCC) of any Grantor, including but not limited to, all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Accounts” shall mean the Commodities Accounts, the Deposit Accounts and Securities Accounts.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

“License” shall mean any Intellectual Property license or sublicense to which any Grantor is a party, including any Patent License, Trademark License and Copyright License, including the exclusive Copyright Licenses listed on Schedule III.

“Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” shall mean any written agreement, granting to any third party any right to make, use or sell any invention on which a Patent, owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all patents of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for patents pending in the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, reexaminations or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit C to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Proceeds” shall mean “proceeds” (as defined in the UCC) of any Grantor, including but not limited to, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or uniform completion with respect to or injury to the goodwill connected with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Securities Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Trademark License” shall mean any written agreement granting to any third party any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any third party.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all renewals thereof, including those trademark registrations and applications in the United States Patent and Trademark Office listed on Schedule V and (b) all goodwill connected with the use thereof or symbolized thereby.

“U.S. Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 3.02(b) of this Agreement.

“U.S. Intellectual Property Security Agreement Supplement” shall mean an intellectual property security agreement supplement to this Agreement substantially in the form of Annex 2 hereto.

Section 1.03 Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

SECURITY INTEREST

Section 2.01 Security Interest. As collateral security for the payment or performance as and when due, as the case may be, in full of its Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. Each Grantor authorizes the Collateral Agent to use the collateral description “all assets,” “all personal property, whether now existing or hereafter acquired,” “all of the debtor’s assets, whether now owned or hereafter acquired” or words of similar effect in any such financing statements filed or other filings for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by such Grantor.

Section 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent and the Secured Parties that:

Section 3.01 Title and Authority. Such Grantor has good and valid title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of and without notice to or filing with, any other person other than any consent or approval or notice or filing that has been obtained or given, as applicable.

Section 3.02 Filings. (a) With respect to each Grantor other than Cayman Distributor, the Perfection Certificate has been duly prepared, completed and executed and the information set forth therein includes the exact legal name of each Grantor and otherwise is correct and complete. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral as “all of the debtor’s assets, whether now owned or hereafter acquired” have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule VIII, which are all the filings, recordings and registrations (other than recordings that may be required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademark registrations and applications for registration and Copyright registrations and applications for registration) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration of a financing statement under the UCC or a U.S. Intellectual Property Security Agreement (as defined below) in the Patent and Trademark Office and the United States Copyright Office in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and as to subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office with respect to after-acquired Trademarks, Patents and Copyrights, and as to actions required to perfect the Collateral Agent’s security interest in Intellectual Property Collateral which is created under the laws of non-United States jurisdictions.

(b) Each Grantor represents and warrants that a fully executed intellectual property security agreement, in substantially the form set forth in Annex 1 hereto (the “U.S. Intellectual Property Security Agreement”), containing a description of all Collateral consisting of United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights to the extent that a security interest therein may be perfected by filing, recording or registration in the United States Copyright Office or the United States Patent and Trademark Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in the United States Copyright Office or the United States Patent and Trademark Office (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

Section 3.03 Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the applicable Uniform Commercial Code, (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the recording of the U.S. Intellectual Property Security Agreement and the U.S. Intellectual Property Security Agreement Supplement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (d) upon execution of a control agreement establishing “control” (within the meaning of Section 9-104 of the UCC) of the Collateral Agent in the Investment Accounts, a perfected security interest in all Investment Accounts and (e) upon obtaining consent of the issuer with respect to Letter of Credit Rights, a perfected security interest in all Letter of Credit Rights. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement.

Section 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted under Section 6.02 of the Credit Agreement. The Grantors have not filed, authorized or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted under Section 6.02 of the Credit Agreement. For the avoidance of doubt, it is understood and agreed that, pursuant to Section 6.02 of the Credit Agreement, any Grantor may, in the ordinary course of business consistent with past practice, grant licenses to third parties to use Intellectual Property owned by, licensed to or developed by any Grantor. For purposes of this Agreement, such licensing activities shall not constitute a “Lien” on such Intellectual Property.

Section 3.05 Commercial Tort Claims. Schedule VI (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $250,000 individually or $1,000,000 in the aggregate.

Section 3.06 Intellectual Property. Schedule II, III, IV, V and VII (as such schedules may be amended or supplemented from time to time) set forth, respectively, all of the Licenses, and the Copyrights, Patents and Trademarks owned by each Grantor as to which an application is pending or registration issued.

Section 3.07 Investment Accounts. Schedule IX (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Commodities Accounts,” “Deposit Accounts” and “Securities Accounts,” respectively, all of the Commodities Accounts, Deposit Accounts and Securities Accounts located in the United States in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Commodity Account and Securities Account and sole account holder of each such Deposit Account. Such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the ABL Collateral Agent) having “control” (within the meanings of Sections 8-106, 9-106 or 9-104 of the UCC) over, or any other interest in, any such Commodity Account, Securities Account or other property credited or deposited therein.

Section 3.08 Letter of Credit Rights. Schedule X (as such schedule may be amended or supplemented from time to time) sets forth all letters of credit to which such Grantor has rights.

ARTICLE IV

COVENANTS

Section 4.01 Change of Name; Location of Collateral; Records; Place of Business.

(a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its jurisdiction of organization, (iii) in its identity or corporate structure or (iv) in its organizational identification number or Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made within the time periods required under applicable law) under the applicable Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records in all material respects indicating payments and Proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request during the continuance of an Event of Default, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

Section 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not permitted under Section 6.02 of the Credit Agreement.

Section 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Section 4.04 Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants (with each Grantor having the right to have representatives present during such discussions) and to verify under reasonable procedures, in accordance with Section 5.08 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral; provided that, so long as no Event of Default has occurred and is continuing, only one such visit during each fiscal year shall be at the expense of the Borrower. The Collateral Agent shall share any information it gains from such inspection or verification with Grantors and shall have the absolute right to share any such information with any Secured Party (it being understood that any such information shall be deemed to be “Information” subject to the provisions of Section 9.12 of the Credit Agreement).

Section 4.05 Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.06 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all material conditions and obligations to be observed and performed by it under each material contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 4.07 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

Section 4.08 Legend. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor shall, promptly upon the request of the Collateral Agent, legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its physical books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

Section 4.09 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Investment Accounts. Within 60 days (or such longer period as the Collateral Agent may reasonably agree) following the Closing Date (with respect to Investment Accounts located in the United States on the Closing Date) or the establishment of any such Investment Account in the United States after the Closing Date, as applicable, each Grantor shall execute and deliver with respect to such Investment Accounts (other than the Excluded Accounts) such customary form of “control agreement” (pursuant to which the depositary bank agrees to comply with instructions from the Collateral Agent (or if the funds in such account constitute ABL Priority Collateral pursuant to the Intercreditor Agreement, the ABL Collateral Agent) to such depositary bank directing the disposition of funds from time to time credited to such Investment Account, without further consent of such Grantor or any other Person), as the Collateral Agent and such depositary bank may reasonably agree. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing and in accordance with the Intercreditor Agreement.

(b) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, with a stated amount in excess of $1,000,000, such Grantor shall promptly notify the Collateral Agent (or the ABL Collateral Agent if such letter of credit constitutes ABL Priority Collateral pursuant to the Intercreditor Agreement) thereof and, at the reasonable request and option of the Collateral Agent (or the ABL Collateral Agent, as applicable), such Grantor shall use commercially reasonable efforts, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (or the ABL Collateral Agent, as applicable), either to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent (or the ABL Collateral Agent, as applicable) of the Proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent (or the ABL Collateral Agent, as applicable) to become the transferee beneficiary of the letter of credit, with the Collateral Agent (or the ABL Collateral Agent, as applicable) agreeing, in each case, that the Proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(c) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim, in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) in excess of $1,000,000, the Grantor shall promptly notify the Collateral Agent (or the ABL Collateral Agent, if such commercial tort claim constitutes ABL Priority Collateral pursuant to the Intercreditor Agreement) thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent (or the ABL Collateral Agent, as applicable) in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent (or the ABL Collateral Agent, as applicable).

Section 4.10 Covenants Regarding Intellectual Property. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark owned by or licensed to such Grantor (to the extent the license agreement governing the use of such Trademark permits) that is material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark to the extent necessary to maintain the enforceability and validity of such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary to maintain the enforceability and validity of such Trademark and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any material Patent, Trademark or Copyright material to the business of the Grantors, may become abandoned, cancelled or dedicated to the public, or of any proceeding or any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to maintain the same.

(d) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, or file a statement of use or an affidavit of use with respect to an intent-to-use trademark applications unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers an U.S. Intellectual Property Security Agreement Supplement and any and all other agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all lawful acts of such attorney pursuant to such power being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable for the term of this Agreement.

(e) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interferece and cancelation proceedings against third parties.

(f) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been infringed, misappropriated or diluted by a third party in any material respect, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly take such actions as are appropriate under the circumstances to protect such Collateral.

(g) Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(h) Prior to the Closing Date, the Collateral Agent shall have received a complete list of all United States Trademark registrations and applications for registration of each Grantor.

Section 4.11 Covenants in Loan Documents. Each Grantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, any Lender shall have any Commitment to make Loans, such Grantor will perform and observe, and cause each of its applicable Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Grantor or such Subsidiaries to perform or observe.

ARTICLE V

REMEDIES

Section 5.01 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, and, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on written demand therefor, and it is agreed that the Collateral Agent shall have the right, subject to the terms of Intercreditor Agreement, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located during reasonable business hours for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, and subject to the terms of the Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and reasonable discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement; and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Section 5.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral in accordance with Section 2.11(i) of the Credit Agreement and the Intercreditor Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (during the term of this Agreement), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor (other than in violation of any then-existing licensing agreements to the extent waivers cannot be obtained by such Grantor using commercially reasonable efforts), and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored. With respect to the use, license or sublicense of any Trademark, the Collateral Agent shall, and shall cause its sublicensees to, maintain the same qualify of the goods and services offered under such Trademarks as was maintained by the Grantor immediately prior to an Event of Default. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent with a third party in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to (i) any Grantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower and (ii) the Collateral Agent shall be given to its address at 300 Madison Avenue, New York, New York 10017, Attention of Agency Services or by telecopy at (212) 856-3763.

Section 6.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be, to the extent not prohibited by law, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) any failure of any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information), (e) the failure of any other Person to execute or deliver this Agreement or any other security document or agreement, or (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than the performance, payment in full in cash or full collateralization of the Obligations in a manner reasonably satisfactory to the Collateral Agent).

Section 6.03 Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, and shall continue in full force and effect until this Agreement is terminated or released as set forth in 6.14.

Section 6.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 6.06 Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its outside legal counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the reasonable and customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of outside legal counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or result from disputes among such Indemnitee and one or more other Indemnitees.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this

Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 6.06 shall be payable on written demand therefor reasonably detailing such amounts.

Section 6.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.08 Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

Section 6.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.12 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.13 Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01(a) of the Credit Agreement only. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.14 Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations (other than obligations with respect to indemnifications that expressly survive the termination of this Agreement and the Credit Agreement and are not due and payable or reasonably foreseeable on such date) have been performed, indefeasibly paid in full in cash or fully collateralized in a manner reasonably satisfactory to the Collateral Agent and the Lenders have no further commitment to lend, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantor’s designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14(a) shall be without recourse to or warranty by the Collateral Agent.

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released without delivery of any instrument or performance of any act by any party, in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not a Loan Party in accordance with the terms of the Credit Agreement or pursuant to the written consent of Required Lenders or, if required by the terms of the Credit Agreement, all the Lenders. The Security Interest in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the Lien and Security Interest created hereby; provided, however, that at the time of such release no Event of Default shall have occurred and be continuing. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents that the Grantors shall reasonably request from time to time to evidence such termination (the “Termination Documents”). Any execution and delivery of Termination Documents pursuant to this Section 6.14(b) shall be without recourse to or warranty by the Collateral Agent.

Section 6.15 Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.16 Collateral Agent. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral with the consent of the Borrower (not be unreasonably withheld or delayed). In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such

Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 6.17 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same, provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 6.18 Intercreditor Agreement. To the extent that any applicable provision of this Agreement involving the rights of the Collateral Agent with respect to the Collateral or the exercise of remedies against any Collateral conflicts with or is inconsistent with the terms of the Intercreditor Agreement or affects the rights and remedies of the Collateral Agent with respect to the Collateral, the provisions of the Intercreditor Agreement shall prevail.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLOSER MERGER SUB INC. (to be merged with and into WIRE ROPE CORPORATION OF AMERICA, INC.)

By	/s/ Ira Glazer
Name: Ira Glazer
Title: President

WIRE ROPE CORPORATION OF AMERICA, INC., as successor in interest to Closer Merger Sub Inc.

By	/s/ Ira Glazer
Name: Ira Glazer
Title: President

WRCA US HOLDINGS INC.

By	/s/ Ira Glazer
Name: Ira Glazer
Title: President

WRCA, LLC By WIRE ROPE CORPORATION OF
AMERICA, INC., as successor in interest to Closer Merger Sub Inc., its sole member

By	/s/ Ira Glazer
Name: Ira Glazer Title: President

CAMESA, INC.

By	/s/ Ira Glazer
Name: Ira Glazer Title: President

AWARCO, INC. AMERICAN WIRE AND ROPE COMPANY, INC.

By	/s/ Ira Glazer
Name: Ira Glazer Title: President

PRESTRESSED CONCRETE STRAND OF AMERICA, INC

By	/s/ Ira Glazer
Name: Ira Glazer Title: President

WRCA DISTRIBUTION (CAYMAN) LTD.

By	/s/ Brian Block
Name: Brian Block Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency, as Collateral Agent

By	/s/ E. Lindsay Gordon
Name: E. Lindsay Gordon Title: Authorized Signatory

Annex 1 to the

U.S. Security Agreement

This U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated             ,         , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Canadian Imperial Bank of Commerce (“CIBC”), as collateral agent (together with its successors, in such capacity, (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Wire Rope Corporation of America, Inc., a Delaware corporation (the “Borrower”), WRCA US Holdings Inc., a Delaware corporation (the “U.S. Holdings”) have entered into a Credit Agreement dated as of February 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with WRCA (Cyprus) Holdings Limited, as the Parent, CIBC, as administrative agent for the Lenders, CIBC World Markets Corp. and Jefferies Finance LLC, as joint lead arrangers and joint book managers and Jefferies Finance LLC, as syndication agent. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, or if not therein, in the U.S. Security Agreement referred to below.

WHEREAS, as a condition precedent to the making of Loans by the Lenders under the Credit Agreement and the entry into the Secured Hedging Agreements by certain Lenders and their Affiliates from time to time, each Grantor has executed and delivered that certain U.S. Security Agreement dated February 8, 2007 made by the Grantors and the other Loan Parties party thereto to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).

WHEREAS, under the terms of the U.S. Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office and the United States Copyright Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. As collateral security for the payment or performance, as and when due, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the United States patents and patent applications set forth in Schedule A hereto;

(ii) the United States trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) the United States copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, reexaminations and renewals of any of the foregoing;

(v) all rights to sue for damages and injunctive relief for past, present or future infringement, dilution, misappropriation, violation, misuse or breach with respect to of any of the foregoing; and

(vi) any and all Proceeds with respect to or arising from any and all of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 3. Execution in Counterparts. This IP Security Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04 of the U.S. Security Agreement), and shall become effective as provided in Section 6.04 of the U.S. Security Agreement. Delivery of an executed signature page to this IP Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the U.S. Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the U.S. Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the U.S. Security Agreement, the terms of the U.S. Security Agreement shall control.

SECTION 5. Governing Law. THIS IP SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Intercreditor Agreement. To the extent that any applicable provision of this Agreement involving the rights of the Collateral Agent with respect to the Collateral or the exercise of remedies against any Collateral conflicts with or is inconsistent with the terms of the Intercreditor Agreement or affects the rights and remedies of the Collateral Agent with respect to the Collateral, the provisions of the Intercreditor Agreement shall prevail.

2

IN WITNESS WHEREOF, each Grantor has duly executed this IP Security Agreement as of the day and year first above written.

[ ]

By
Name: Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

[ETC.]

3

Annex 2 to the

U.S. Security Agreement

This U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated             ,         , is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Canadian Imperial Bank of Commerce (“CIBC”), as collateral agent (together with its successors, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Wire Rope Corporation of America, Inc., a Delaware corporation (the “Borrower”), WRCA US Holdings Inc., a Delaware corporation (the “U.S. Holdings”) have entered into a Credit Agreement dated as of February 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIBC, as administrative agent for the Lenders, CIBC World Markets Corp. and Jefferies Finance LLC, as joint lead arrangers and joint book managers and Jefferies Finance LLC, as syndication agent. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, or if not therein, in the U.S. Security Agreement referred to below.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain U.S. Security Agreement dated as of February 8, 2007 made by the Grantor and the other Loan Parties party thereto to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) and that certain U.S. Intellectual Property Security Agreement dated as of February 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the U.S. Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office and the United States Copyright Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. As collateral security for the payment or performance, as and when due, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i) the United States patents and patent applications set forth in Schedule A hereto;

(ii) the United States trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) the United States copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, reexaminations and renewals of any of the foregoing;

(v) all rights to sue for damages and injunctive relief for past, present or future infringement, dilution, misappropriation, violation, misuse or breach with respect to of any of the foregoing; and

(vi) any and all Proceeds with respect to or arising from any and all of the foregoing.

SECTION 2. Supplement to U.S. Security Agreement. Schedules II, III, IV and V to the U.S. Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

SECTION 3. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment or performance, as and when due, as the case may be, of the Obligations.

SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the U.S. Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the U.S. Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement Supplement and the U.S. Security Agreement, the terms of the U.S. Security Agreement shall control.

SECTION 6. Governing Law. THIS IP SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Intercreditor Agreement. To the extent that any applicable provision of this Agreement involving the rights of the Collateral Agent with respect to the Collateral or the exercise of remedies against any Collateral conflicts with or is inconsistent with the terms of the Intercreditor Agreement or affects the rights and remedies of the Collateral Agent with respect to the Collateral, the provisions of the Intercreditor Agreement shall prevail.

2

IN WITNESS WHEREOF, the Grantor has duly executed this IP Security Agreement Supplement as of the day and year first above written.

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

3

Annex 3 to the

U.S. Security Agreement

SUPPLEMENT NO.      dated as of [                    ], to the U.S. Security Agreement dated as of February 8, 2007, among WIRE ROPE CORPORATION OF AMERICA, INC., a Delaware corporation (the “Borrower”), WRCA US HOLDINGS INC., a Delaware corporation (the “U.S. Holdings”), each Subsidiary Loan Party (as defined in the Credit Agreement referred to below) of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, U.S. Holdings and the Borrower are referred to collectively herein as the “Grantors”) and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency (“CIBC”), as collateral agent (together with its successors, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A. Reference is made to (a) the Credit Agreement dated as of February 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WRCA (Cyprus) Holdings Limited, as the Parent, the lenders from time to time party thereto (the “Lenders”), CIBC, as administrative agent for the Lenders (together with its successors, in such capacity, the “Administrative Agent”), CIBC World Markets Corp. and Jefferies Finance LLC, as joint lead arrangers and joint book managers and Jefferies Finance LLC, as syndication agent, and (b) the Guarantee Agreement dated as of February 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Security Agreement and the Credit Agreement.

C. The Grantors have entered into the U.S. Security Agreement in order to induce the Lenders to make Loans. Section 6.15 of the U.S. Security Agreement provides that additional Subsidiaries of the [Borrower] may become Grantors under the U.S. Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the U.S. Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.15 of the U.S. Security Agreement, the New Grantor by its signature below becomes a Grantor under the U.S. Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the U.S. Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof (other than any representations and warranties expressly stated to have been made as of a specific date). In furtherance of the foregoing, the New Grantor, as collateral security for the payment and performance, as and when due, as the case may be, in full of the Obligations (as defined in the

U.S. Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Collateral (as defined in the U.S. Security Agreement) of the New Grantor. Each reference to a “Grantor” in the U.S. Security Agreement shall be deemed to include the New Grantor. The U.S. Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the U.S. Security Agreement shall remain in full force and effect. In the event of a conflict between this Supplement and the U.S. Security Agreement, the terms of this U.S. Security Agreement shall control.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the U.S. Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of outside counsel for the Collateral Agent.

SECTION 9. Intercreditor Agreement. To the extent that any applicable provision of this Agreement involving the rights of the Collateral Agent with respect to the Collateral or the exercise of remedies against any Collateral conflicts with or is inconsistent with the terms of the Intercreditor Agreement or affects the rights and remedies of the Collateral Agent with respect to the Collateral, the provisions of the Intercreditor Agreement shall prevail.

2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the U.S. Security Agreement as of the day and year first above written.

[Name of New Grantor],

By
Name: Title: Address:

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency as Collateral Agent

By
Name: Title:

3

SCHEDULE I

to Supplement No.     to the

U.S. Security Agreement

LOCATION OF COLLATERAL
Description	Location